Exhibit (a)(2)(A)(iv)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14D-9
(Rule 14d-101)
(Amendment No. 3)
Solicitation/Recommendation Statement
Under Section 14(d)(4) of the Securities Exchange Act of 1934
BLUELINX HOLDINGS INC.
(Name of Subject Company)
BLUELINX HOLDINGS INC.
(Name of Person Filing Statement)
Common stock, par value $0.01 per share
(Title of Class of Securities)
09624H109
(CUSIP Number of Class of Securities)
Dean A. Adelman
Chief Administrative Officer
4300 Wildwood Parkway
Atlanta, Georgia 30339
(770) 953-7000
(Name, address and telephone number of person authorized to receive notices and communications on behalf of the persons filing statement)
With copies to:

Sara Epstein, Esq. BlueLinx Corporation 4300 Wildwood Parkway Atlanta, Georgia 30339 (770) 953-7000	Mark L. Hanson, Esq. Jones Day 1420 Peachtree St., N.E. Atlanta, GA 30309 (404) 521-3939
☐ Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Purpose of the Amendment
     This Amendment No. 3 (this “Amendment”) amends and supplements the Solicitation/Recommendation Statement on Schedule 14D-9 (together with the exhibits and annexes thereto and as amended and/or supplemented from time to time, the “Schedule 14D-9”), originally filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2010 by BlueLinx Holdings Inc., a Delaware corporation (the “Company” or “BlueLinx”) as subsequently amended and restated on September 27, 2010 and as further supplemented on October 4, 2010, relating to the tender offer by Cerberus ABP Investor LLC, a Delaware limited liability company (“CAI”), and a wholly-owned subsidiary of Cerberus Capital Management, L.P. (“Cerberus Capital”), pursuant to which CAI has offered to purchase all outstanding shares of common stock, par value $0.01 per share of the Company (the “Shares”) not otherwise owned by CAI for $4.00 net per Share in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 2010, as supplemented by the Second Supplement to Offer to Purchase dated September 22, 2010, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively, constitute the “Offer”). The Offer is described in a Tender Offer Statement on Schedule TO, filed by CAI and Cerberus Capital with the Commission on August 2, 2010 (as amended and/or supplemented from time to time, and together with the Exhibits thereto, the “Schedule TO”).
     All information in the Schedule 14D-9 is incorporated into this Amendment by reference, except that such information is hereby amended to the extent specifically provided herein.
     This Amendment is being filed to reflect certain updates as reflected below.

Item 4.	The Solicitation or Recommendation.
     Reasons for the Special Committee’s Position.
     The first paragraph of this section is deleted and replaced in its entirety with the following paragraph:
     In reaching their recommendation that the Offer Price is fair, from a financial point of view, to the Company’s stockholders (other than CAI, Cerberus Capital, the Company’s directors and executive officers and other affiliates), the Special Committee and the Company, acting through the Special Committee, considered a number of factors, including the following:
     Opinion of the Special Committee’s Financial Advisor, Citadel Securities LLC.
     The last paragraph on page 25 is amended to insert the following sentence as the third sentence of that paragraph:
     A complete copy of the written material prepared by Citadel Securities and provided to the Special Committee as part of that presentation, as well as the other written materials prepared by Citadel Securities and provided to the Special Committee in connection with analyzing the Offer, have, in accordance with the rules and regulations of the Commission, including Rule 13e-3 and Schedule 13E-3 thereunder, been filed as exhibits to the Company’s Schedule 13E-3, filed on September 27, 2010, which is available on the Commission’s website (http://www.sec.gov) with the other reports and documents filed by the Company with the Commission.

SIGNATURE
     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

BLUELINX HOLDINGS INC.
By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer and Treasurer

Dated: October 6, 2010